EXHIBIT 99.1

Citigroup Inc.
EUR 1,000,000,000 6.125% Notes due October 2010
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B
The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Euro (“EUR”)
3.	Aggregate Nominal Amount:	EUR 1,000,000,000
4.	Issue Price:	99.633% of the Aggregate Nominal Amount
5.	Specified Denominations:	EUR 1,000, EUR 10,000 and EUR 100,000
6.	Issue Date:	27 September 2000
7.	Maturity Date:	1 October 2010
8.	Interest Basis:	Fixed Rate
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Senior
11.	Listing:	Luxembourg and Paris
PROVISIONS RELATING TO INTEREST
12.	Fixed Rate Note Provisions:	Applicable
	(i) Rate of Interest:	6.125% per annum payable annually in arrears
	(ii) Interest Payment Date:	1 October in each year, commencing 1 October 2001 (long first accrual period). Following Business Day Convention.
	(iii) Fixed Coupon Amounts:	EUR 61.25 per Note of EUR 1,000, EUR 612.5 per Note of EUR 10,000 and EUR 6,125 per Note of EUR 100,000
	(iv) Day Count Fraction:	Actual/Actual (Bond)
	(v) Business Day:	TARGET
PROVISIONS RELATING TO REDEMPTION
13.	Final Redemption Amount:	Par
14.	Early Redemption Amount:	Par, payable upon redemption for taxation reasons or on event of default
GENERAL PROVISIONS APPLICABLE TO THE NOTES
15.	Form of Notes:	Bearer Notes
16.	Redenomination, renominalisation and reconventioning provisions:	Applicable
17.	Consolidation provisions:	Applicable
DISTRIBUTION
18.	TEFRA:	The D Rules are applicable
OPERATIONAL INFORMATION
19.	ISIN Code:	XS0118237188
20.	Common Code:	011823718
21.	Any clearing system other than Euroclear and Clearstream:	SICOVAM